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                                                                    Exhibit 10.2


                           ETHANOL MARKETING CONTRACT


         This Ethanol Marketing Contract is made and entered into this 7TH day of October, 1999, by and between DAKOTA ETHANOL, L.L.C., having an address of Post Office Box 100, Wentworth, South Dakota 57075 (hereinafter referred to as "Owner"), and ETHANOL PRODUCTS (a division of Broin Enterprises, Inc.), having an address of 25784 Cottonwood Ave, Sioux Falls, South Dakota, 57107 (hereinafter referred to as "Marketer").


                              W I T N E S S E T H:

         WHEREAS, the Owner would like to utilize the services of an ethanol marketer to market fuel grade ethanol from its plant near Wentworth, South Dakota; and,

         WHEREAS, the Marketer is in the business of marketing fuel grade ethanol in the United States; and,

         WHEREAS, the parties desire to enter into and execute this Contract for the purpose of setting forth terms and conditions.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties agree as follows:


                                    AGREEMENT

         The Owner gives the Marketer exclusive rights to market all Fuel Grade Ethanol from its ethanol plant near Wentworth, South Dakota. Marketer will sell the Owner's ethanol at the best market prices available. Marketer shall perform its services in a manner that will maximize the long-term success and profitability of the Owner. To this end, Marketer agrees to perform in a professional and competent manner.

         The Marketer will market all ethanol produced for an initial period of five years from the date the plant first produces ethanol.

         The Owner will inform the Marketer of daily inventories, plant shutdowns, daily production projections, and any other information requested by the Marketer.


                                      FEES

         The Marketing Fee will be $.004/gallon of ethanol invoiced or sold by Owner F.O.B. the plant site near Wentworth, South Dakota. Marketer will be responsible for billing and receipt of payment for all ethanol marketed. Each Thursday a payment will be made to the Owner for all ethanol invoiced 13 - 19 days prior that have been paid by the customer. The Marketing Fee shall not be earned until the customer has paid for the ethanol purchased. The Marketing Fee will be deducted from each payment to Owner.


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                  LEASED MARKETING FACILITIES/LONG-TERM STORAGE


         If it is deemed necessary by Marketer to market ethanol through Leased Marketing Facilities such as Williams or Kaneb pipeline terminals where ethanol is blended and sold to fuel distributors, Owner will pay all lease costs and throughput costs associated with such leases.

         If it is determined by Marketer that Long-Term Storage is necessary, Marketer will not begin any long-term storing of ethanol without approval of a long-term storage plan by the Owner.


                                   COLLECTIONS

         The Marketer will make reasonable efforts to review the creditworthiness of the Owner's ethanol customers. As deemed necessary, at Marketer's discretion, Marketer will obtain, at its expense, Credit Bureau reports or Dun and Bradstreet reports for customers of the Owner. Marketer will then recommend to Owner which, if any, accounts Marketer feels should be rejected. The Owner will have the right to request and review the rejection recommendations and/or reports and notify the Marketer in writing of any customers that should not be rejected and additional customers that are rejected by the Owner. The Marketer will not sell product to any customers rejected by the Marketer or Owner.

         The Marketer will make reasonable efforts to collect any past due accounts. Any collection agency fees resulting from the collections process will be borne by the Owner. All accounts receivable losses arising from the marketing of ethanol are the sole responsibility of the Owner.

         Marketer will be responsible for invoicing all loads, receiving payments from customers, and paying freight when necessary. The Owner will be responsible for furnishing Marketer a report by 10:00 AM each workday of the previous day's shipments, and Marketer will then send to the customers invoices the same day.


                                    REPORTING

Marketer will provide Owner with the following reports on a monthly basis during the term of this Contract:

                                 LIST OF REPORTS

                       Report                   Frequency
                       ------                   ---------
                       Shipping Orders          Daily
                       Sales Report             Weekly
                       Market Information       Weekly


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                                      TERM

         The term of this Contract is for a period of five (5) years from the start of production of ethanol. This Contract renews automatically for an additional five (5) years, at the end of each five (5) year period, unless discontinued by either party. Notice of discontinuation must be made in writing at least three (3) months prior to the expiration date of the contract.


                                 INDEMNIFICATION

         INDEMNITY THE OWNER. The Owner shall indemnify, hold harmless and defend the Marketer, and its officers, directors, employees and agents from and against any and all claims, actions, damages, liabilities and expenses, including but not limited to, attorneys' and other professional fees, in connection with loss of life, personal injury and/or damage to property of third parties, arising from or out of the Marketer's services provided under the terms and conditions of this Agreement, except that the Owner shall not indemnify, hold harmless and defend the Marketer from (i) the negligent or intentional acts of the Marketer and its officers, directors, employees and agents, (ii) any act beyond the scope of the Marketer's services to be rendered under the terms and conditions of this Agreement, and (iii) any violation of laws, regulations, ordinances and/or court orders. Any and all liability related to the product shall remain the sole liability of the Owner.

         INDEMNITY BY THE MARKETER. The Marketer shall indemnify, hold harmless and defend the Owner, and its governors, employees and agents from and against any and all claims, actions, damages, liabilities and expenses, including, but not limited to, attorneys' and other professional fees, in connection with loss of life, personal injury and/or damage to property of third parties arising from or out of (i) the negligent or intentional acts of the Marketer and its officers, directors, employees and agents, (ii) any act beyond the scope of the Marketer's services to be rendered under the terms and conditions of this Agreement, and (iii) any violation of laws, regulations, ordinances and/or court orders.


                         ENTIRE AGREEMENT AND AMENDMENT

         This Contract contains the entire Ethanol Marketing agreement between the parties. No oral statements, representations or prior written matter not contained in this contract shall have any effect regarding Ethanol Marketing. This Contract shall not be amended or modified in any manner except by a writing executed by both parties.


                                  NO ASSIGNMENT

         Marketer shall not, without the prior written consent of the Owner, assign, transfer or subcontract any rights or obligations of the Marketer under this Contract. If the shareholders of the Marketer sell, assign or transfer a controlling interest in the Marketer, or if the Marketer sells substantially all of its assets, the Owner shall have the right to terminate this Contract without liability to the Marketer.

         IN WITNESS WHEREOF, the parties hereto have executed this Contract on the date and year first above written.


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DAKOTA ETHANOL, L.L.C.              (Owner)


         By:      /s/ Gregory Van Zanten
                  -----------------------------------------------------
                  Its Chairman - Gregory Van Zanten

                  and

         By:      /s/ Brian D. Woldt
                  -----------------------------------------------------
                  Its Secretary - Brian D. Woldt




ETHANOL PRODUCTS (Marketer)
(A division of Broin Enterprises, Inc.)

         By:      /s/ Jeff Broin
                  -----------------------------------------------------
                  C.E.O.
                  -----------------------------------------------------
                  Title


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                               FIRST AMENDMENT TO
                           ETHANOL MARKETING CONTRACT


         This First Amendment to Ethanol Marketing Contract is made and entered into this 7th day of June, 2001, by and between Dakota Ethanol LLC, having an address of PO Box 100, Wentworth, South Dakota 57075 (the "Owner"), and Ethanol Products, LLC, having an address of 144 North Mosley, Wichita, Kansas 67202 (the "Marketer").

                                 R E C I T A L S

         A. Owner and Broin Enterprises, Inc. made and entered into an Ethanol Marketing Contract dated October 7, 1999 (the "Contract").

         B. Broin Enterprises, Inc. assigned to Ethanol Products, LLC the Contract.

         C. Owner and Marketer desire to amend the Contract in accordance with the terms and conditions contained in this Amendment.

         NOW, THEREFORE, the parties amend the Contract by adding the following provisions:

                             ADMINISTRATIVE SERVICES

         Marketer will provide to Owner the following Administrative Services:

         a. DISTRIBUTION SERVICES. Marketer will be responsible for an on-going program to conduct carrier audits and will be responsible for carrier selection and dispatching, freight rate bundling and distribution optimization.

         b. TRANSACTION PROCESSING. Marketer will be responsible for ethanol licensing, monitoring and state compliance reporting, state surety bonding, tax collection, remittance and reporting, purchase and sales acknowledgments, late payment collections, and electronic funds transfer services.

         c. INVENTORY MANAGEMENT. Marketer will be responsible for monitoring future ethanol stock levels projected for Owner's plant to facilitate the marketing program established by Marketer.

         d. PROPRIETARY SOFTWARE. Marketer will install and maintain a proprietary software system to handle linked transaction processing and necessary date access to ethanol marketing and sale information.

For the Administrative Services, Owner shall pay Marketer an Administrative Fee of $0.0025/gallon of Ethanol as produced by Owner.


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                              VALUE-ADDED SERVICES

         Marketer and Owner mutually recognize that on occasion Marketer will be able to develop a sale opportunity for Owner's ethanol that is above the market value for sales typically completed on a spot market or contract rollover basis (a "value-added transaction"). Examples of value-added transactions include the building of new markets, time exchanges, location exchanges, rack pricing, and negotiation of spread differentials. The parties acknowledge that new value-added opportunities not yet known to the parties are expected to be developed by Marketer in the future.

         Owner and Marketer acknowledge that for value-added opportunities, the Marketing Fee is insufficient to compensate Marketer for additional income and profits generated for Owner. In order to facilitate the completion of value-added opportunities which occur and disappear quickly within the market, Owner agrees to identify representatives of Owner with authority to approve value-added transactions. Marketer will upon identification of a value-added opportunity present to any one of Owner's representatives the value-added opportunity for consideration. Marketer will explain to Owners' representative the value-added opportunity and a proposed compensation arrangement for Marketer. Owner has complete and sole discretion to accept or reject the value-added opportunity and fee proposal. If agreed upon by Owner's representative, Marketer will confirm in writing to Owner's representative the agreement of the parties regarding the value-added opportunity. In this case, Marketer shall complete the value-added transaction in accordance with the agreement of the parties. If Owner's representative declines to participate in the value-added opportunity, then Marketer will not complete the value-added opportunity for Owner's account.

                                 BINDING EFFECT

         The Contract shall remain in full force and effect, except to the extent modified in the Amendment.

         Dated this 7th day of June, 2001.

                                                     Dakota Ethanol, LLC



                                                     By /s/ Doug Van Duyn
                                                        ------------------------
                                                     Its Chairman
                                                        ------------------------



                                                     ETHANOL PRODUCTS, LLC



                                                     By /s/ Robert K. Casper
                                                        ------------------------
                                                     Its President
                                                        ------------------------